EXHIBIT 10.2

Stock Option

Granted by

CARVER BANCORP, INC.

under the

CARVER BANCORP, INC.
2014 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2014 Equity Incentive Plan (the “Plan”) of Carver Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.
1.   Name of Participant: ___________________________________
2.   Date of Grant:______________________________________
3.    Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option:  _____
        (subject to adjustment pursuant to Section 9 hereof).
•  This is an Incentive Stock Option (“ISO”) to the maximum extent permitted under Code Section 422(d).
4.   Exercise price per share:     $ _______________
(subject to adjustment pursuant to Section 9 below)

5.   Expiration Date of Option:  ____________ (subject to Section 10 below)
6.
Vesting Schedule.  Except as otherwise provided in this Agreement, this Option first becomes exercisable, subject to the Option’s expiration date, in accordance with the vesting schedule specified herein.

Shares Vesting Date

This Option may not be exercised at any time on or after the Option’s expiration date. Vesting will automatically accelerate pursuant to Sections 2.9 and 4.1 of the Plan (in the event of death or Disability).
7.   Exercise Procedure.
7.1
Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee, including:

(i)	by tendering shares of Common Stock valued at Fair Market Value (as defined in Section 7.2 hereof) as of the day of exercise;
(ii)
by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise;

(iii)	by a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option;

(iv)	by personal, certified or cashier’s check;

(v)	by other property deemed acceptable by the Committee; or

(vi)	by any combination thereof.

7.2	“Fair Market Value” shall have the meaning set forth in Section 8.1(s) of the Plan.
8.   Delivery of Shares.

Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.   Adjustment Provisions.
This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.3 of the Plan.

10.	Termination of Option and Accelerated Vesting.
 This Option will terminate upon the expiration date, except as set forth in the following  provisions:
(i)
Death.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

(ii)
Disability.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s Termination of Service by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.

(iii)	Termination for Cause. If the Participant’s Termination of Service is for Cause, all Options that have not been exercised will expire and be forfeited.

(iv)
A Change in Control.  In the event of the Participant’s Termination of Service following a Change in Control, all unvested Options held by the Participant will expire and be forfeited.  Vested Options will be exercisable for one (1) year following Involuntary Termination following a Change in Control.  A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Retirement.  Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and for purposes of clarity, non-vested options will be forfeited on the date of Termination of Service by reason of Retirement).

(vi)
Other Termination.  If the Participant’s Termination of Service is for any reason other than death, Disability, Retirement, for Cause or following a Change of Control, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

11.     Miscellaneous.
11.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3
Except as otherwise provided by the Committee, ISOs under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a grantor trust established by the Participant (with the Participant as the grantor), or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer described under (3), the Option will not qualify as an ISO as of the day of such transfer.

11.4	This Option will be governed by and construed in accordance with the laws of the State of New York.

11.5
This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant agrees that he will not exercise the Option granted hereby nor will the Company be obligated to issue any shares of Stock hereunder if the exercise thereof or the issuance of such shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof.  This Agreement and the Options granted hereunder are subject to the rules and regulations of the Federal Deposit Insurance Corporation at 12 U.S.C. 1828(k) and 12 C.F.R. Part 359.

11.6	The granting of this Option does not confer upon the Participant any right to be retained in the service of the Company or any subsidiary.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
CARVER BANCORP, INC.

By:______________________
Its: ______________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the Company’s 2014 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2014 Equity Incentive Plan.
PARTICIPANT

_______________________

EXHIBIT A
NOTICE OF EXERCISE OF OPTION
(BY OUTSIDE DIRECTOR)

I hereby exercise the stock option (the “Option”) granted to me by Carver Bancorp, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Carver Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_____________ per share.
Enclosed please find (check one):
___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.
___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*
___	A net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any minimum required tax withholding).
___	Selling ______ shares from my Option shares through a broker in full/partial payment of the purchase price.
I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___ investment
___ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.
Date: ____________, _____.          _________________________________________
Participant’s signature

* If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.